Exhibit 10.1
REIMBURSEMENT AGREEMENT AND
CONTINUING INDEMNITY RELATING TO
STANDBY LETTERS OF CREDIT/LETTERS OF GUARANTEE
Dated May 1, 2026

IN CONSIDERATION of The Toronto-Dominion Bank, New York Branch (“Bank”) issuing or amending, in its sole discretion from time to time, its Irrevocable Standby Letter of Credit or Irrevocable Letter of Guarantee in an aggregate undrawn face amount not to exceed $100,000,000 at any time outstanding (including any counter guarantee or supporting letter of credit issued by Bank, each individually a “Credit” and collectively “Credits”), which Northwest Natural Gas Company, an Oregon corporation (“Applicant”), has requested Bank to issue pursuant to the written application of Applicant (the “Application”), including, if applicable, requesting another institution to issue its irrevocable standby letter of credit or irrevocable letter of guarantee against Bank's Credit, Applicant hereby agrees with Bank as follows:
1.Applicant shall reimburse Bank on the business day demanded, if demand is made not later than 12:00 noon, New York City time on a business day, or otherwise, on or before the business day following demand, and in immediately available funds at Bank's Toronto, Ontario branch office at 55 King St. W., Toronto, ON M5K 1A2 (or such other office or address as Bank shall direct in writing) the amount of each Drawing (as defined below) paid or to be paid by Bank pursuant to a Drawing under a Credit. In this Agreement, “Drawing” means any demand or other request for payment under a Credit or any draft, bill of exchange or other instrument presented for payment under a Credit, including in electronic format, in each case in substantial compliance with the requirements of the Credit and includes any payment of the proceeds of a Drawing into court, to the credit of the outcome of any action or proceeding, or as otherwise required by applicable law. Each reimbursement or prepayment by Applicant under this paragraph shall be made, at Bank’s option, either in the U.S. Dollar equivalent of the amount of each Drawing paid or to be paid by Bank, or in the currency in which Bank is to make, has made, or may be called upon to make payment under the Credit. If a time draft is presented or a deferred payment obligation is incurred in respect of a Drawing under a Credit, Bank may notify Applicant of the amount and maturity date of such time draft or deferred payment obligation and Applicant will make payment in respect thereof without demand sufficiently in advance of its maturity to enable Bank to arrange for cover in same day funds to reach the place where the time draft or deferred payment obligation is payable no later than the date of maturity of such time draft or deferred payment obligation.
2.The obligation of Applicant to reimburse Bank in accordance with paragraph 1 shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and shall not be reduced by any Drawing paid or acted upon being invalid, insufficient, inaccurate, false, fraudulent or forged or being subject to any defense or being affected by any right of set-off, counterclaim or recoupment which Applicant may now or hereafter have against the Beneficiary (as defined below) or any other Person. In this Agreement “Beneficiary” means the party in favor of whom or which Applicant has requested Bank to issue the Credit, and in the case of a transferable Credit, each transferee, and, in each case, any successor of a Beneficiary by operation of law.
3.Any payment, action, inaction, or omission, made, taken or suffered by Bank or any of Bank's correspondents under or in connection with a Credit or any Drawing made thereunder, if taken or suffered without gross negligence or willful misconduct on the part of Bank, shall be binding upon Applicant and shall not place Bank or any of its correspondents under any resulting liability to Applicant. Without limiting the generality of, but subject to, the foregoing, Bank and its correspondents (a) may receive, accept or pay as complying with the terms of a Credit, any Drawing thereunder that appears on its face to substantially comply with the terms and conditions of such Credit, including any such Drawing otherwise in order which may be signed by, or issued to, the administrator or any executor or liquidator for succession purposes of, or the trustee in bankruptcy of, or the receiver for any property of, or other person or entity acting as the representative or in the place of, the

Beneficiary thereof or its successors or may be received in electronic form, (b) may purchase or discount any accepted Drawing or deferred payment obligation incurred under a Credit without affecting the amount or timing of the reimbursement due from Applicant, (c) unless otherwise specified in a Credit, may make any payment thereunder by any means it chooses, including by wire transfer of immediately available funds, (d) may issue a Letter of Guarantee in lieu of a Standby Letter of Credit or may issue a Standby Letter of Credit in lieu of a Letter of Guarantee, (e) may choose Bank or any affiliate or branch thereof or any other financial institution to act as advising, transferring, confirming and/or nominated bank under the law and practice of the place where it is located, including causing any such entity to issue a standby letter of credit or letter of guarantee against Bank's Credit (in each case if requested or authorized in the applicable Application), (f) shall not be liable for any act or omission of any of its correspondents, (g) may rely upon any electronic, written or other communication reasonably believed to have been authorized by Applicant and shall not be liable for errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document in connection with a Credit, whether transmitted by courier, mail, or any telecommunication, electronically or otherwise (whether or not they be encrypted), or for errors in interpretation of technical terms or in translation (and Bank may transmit Credit terms without translating them), (h) if a Credit by its terms requires presentation of a draft but no form of draft is attached thereto, may accept as a draft any written or electronic demand or request for payment under such Credit, (i) may disregard any requirement that any draft or other Drawing under a Credit bear any particular reference to such Credit, (j) may amend a Credit to reflect any change of address or other contact information of any Beneficiary, (k) may replace a purportedly lost, stolen or destroyed original Credit with a replacement marked as such or waive a requirement for its presentation, and (l) shall not be responsible for any other action or inaction taken or suffered by Bank under or in connection with a Credit that is required or permitted under any applicable domestic or foreign law or letter of credit or letter of guarantee practice. None of the circumstances described in this paragraph 3 or paragraph 4, below, shall impair Bank’s rights and remedies against Applicant or place Bank under any liability to Applicant. In addition, no party hereto shall be liable to the other in contract, tort, or otherwise for any punitive, exemplary, consequential, indirect or special damages (including, solely in the case of the Bank, for any consequences of forgery or fraud by any Beneficiary or any other Person), relating to any Credit or other transactions contemplated by this Agreement; provided that nothing in this sentence shall relieve Applicant of any obligation it may have to reimburse or indemnify Bank or any other indemnitee hereunder for and against (i) any such punitive, exemplary, consequential, indirect or special damages asserted by a third party, (ii) reasonable attorneys’ fees and disbursements, or (iii) any future taxes, levies, imposts, deductions, charges, withholdings and related liabilities in connection with any Credit, excluding any income or franchise tax.

4.Without limiting, but subject to, paragraph 3 hereof, in connection with any Credit issued subject to URDG (as defined below), Bank and its correspondents, (a) may honor a Drawing thereunder even where such Drawing is not supported by a statement indicating in what respect Applicant or any other applicable Person is in breach of its obligations under any underlying agreement or transaction, unless such Credit expressly requires presentation of such supporting statement (and regardless of whether such Credit expressly excludes any URDG requirement for such a supporting statement), (b) in the case of a Drawing under a Credit that does not otherwise specify the relevant timing, shall be deemed (i) to have timely paid if it pays within one business day after determining that such Drawing is complying or (ii) to have timely refused to pay if it gives notice of rejection of such Drawing not later than the close of the fifth business day following the day of presentation of such Drawing, and (c) shall be deemed to have timely informed the “instructing party” (as such term is defined in the URDG) of any Drawing thereunder and of any request to extend the expiry of such Credit if it so informs such instructing party within three business days following Bank’s receipt of such Drawing or request.
5.Applicant authorizes Bank to pay on demand any Drawing that appears on its face to substantially comply with the terms and conditions of the applicable Credit and to make such payment in such currency as Bank may determine to be appropriate. Applicant agrees to pay Bank (a) an issuance fee in respect of each

Credit (so long as Bank shall be contingently obligated under such Credit) in an amount equal to 0.65% (unless otherwise agreed by the parties in writing (in the case of Applicant, as permitted by any required governmental consent or order)) per annum multiplied by the average undrawn stated amount of such Credit (with minimum $300 per annum per Credit), and (b) all customary administrative fees and charges for issuing or amending each Credit computed and payable at such time and at such rates as and in accordance with Bank's prevailing practice and all other costs and expenses which Bank may incur in connection with each Credit including charges and expenses of other banks or other parties paid or to be paid by Bank on behalf of Applicant. Any such payment by Bank shall be made without reference to or confirmation of Applicant. Moreover, Applicant will pay to Bank interest on all amounts not paid by Applicant when due under this Agreement at a rate per annum equal to SOFR plus 2% per annum, calculated daily on the basis of a calendar year for the actual number of days elapsed, with interest on overdue interest at the same rate as on the principal. If any payment from Applicant shall be due on a day that is not a business day, such payment shall instead be due on the next business day and interest shall be paid for each additional day elapsed. In no event shall any interest rate calculated hereunder exceed the maximum rate permitted by applicable law (including under any required governmental consent or order).
6.Bank may demand, after the occurrence of an Event of Default that is continuing, that Applicant provide to Bank cash collateral in an amount equal to the aggregate undrawn amount of all outstanding Credits at such time. If Bank so demands, Applicant shall promptly, and in any event within three business days after such demand, pay to Bank, in immediately available funds to an account with Bank designated by Bank, the amount of such cash collateral. To secure all present and future obligations of Applicant under this Agreement and in respect of each Credit, whether due or to become due, absolute or contingent, matured or unmatured, joint, several or independent, including interest accruing at the rate provided in this Agreement on or after the commencement of any bankruptcy or insolvency proceeding in respect of Applicant, whether or not such interest is allowed or allowable (the “Obligations”) now or hereafter owed by Applicant to Bank, Applicant hereby grants to Bank a lien on and security interest in all of Applicant’s present and future right, title and interest in, to and under (a) the cash collateral, (b) the account with Bank in which it is held (including any subaccounts or segregated accounts thereunder and any successor or replacement accounts), (c) any and all other deposits (whether general or special, time or demand, provisional or final) at any time held by Bank or any of its affiliates to or for the credit or the account of Applicant (collectively, “Deposits”), and (d) all proceeds and products of any of the property described in the foregoing clauses (a), (b), and (c) (collectively, the “Collateral”). This lien on and security interest in the Collateral shall remain in effect until Bank’s liability under each Credit is extinguished and all Obligations have been paid in full. Applicant will, upon request from time to time and at its expense, sign any document and take any other action as Bank may reasonably request to perfect and maintain the priority of Bank’s lien on and security interest in the Collateral and to realize upon Bank’s rights and remedies as secured party; provided, that Bank shall not file any UCC financing statement naming Applicant as debtor unless and until after an Event of Default has occurred and while the same is continuing.
7.Upon the occurrence and continuation of any one or more of the following events (each an “Event of Default”):
a)the failure of Applicant (i) to reimburse any Drawing under a Credit or (ii) pay any other monetary obligation of Applicant under this Agreement, in each case, within five business days after such obligation becomes due under the terms of this Agreement;
b)the failure of Applicant to perform or observe any term or covenant hereof (not otherwise an Event of Default hereunder) and such failure remains unremedied for 30 days following notice of such failure;
c)Applicant’s breach in any material respect of any representation or warranty made herein or in any Application;

d)(i) the failure of Applicant to pay its debts generally as they become due or the admission in writing by Applicant of its inability to pay its debts generally as they become due, (ii) Applicant’s making an assignment for the benefit of creditors, (iii) the institution by Applicant of any proceeding respecting bankruptcy, insolvency, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts under any laws relating to bankruptcy, insolvency or reorganization or relief of debtors or the seeking by Applicant of entry of an order for relief or the appointment of a receiver, trustee or other similar official for Applicant or for any substantial part of its property, or the filing by Applicant of an answer admitting the material allegations of a petition filed against it in any proceeding described in paragraph 7(d)(iv), or Applicant shall take any action for the purpose of effecting any of the foregoing, or (iv) the institution against Applicant of any proceeding respecting bankruptcy, insolvency, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts under any laws relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the appointment of a receiver, trustee or other similar official for Applicant or for any substantial part of its property, and any such proceeding referred to in this paragraph 7(d)(iv) shall be unstayed and in effect for more than 60 days, or an order for relief shall be entered therein;
e)Applicant’s dissolution or termination;
f)Applicant’s (i) merger or consolidation with any third party unless Applicant is the survivor, (ii) division into two or more Persons, or (iii) sale, lease or other conveyance of all or substantially all of its assets or business;
g)the occurrence of any “Change in Control”, as defined in that certain Second Amended and Restated Credit Agreement dated November 3, 2025 among Applicant, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto, as amended, restated or otherwise modified from time to time (the “Credit Agreement”);
h)Applicant’s repudiation in writing of, or assertion of the unenforceability of any material provision of, this Agreement or any separate security agreement or other agreement or undertaking of Applicant supporting this Agreement, or any court or other governmental authority shall issue any order, ruling or determination that this Agreement or such other agreement or undertaking is not in full force and effect;
i)Applicant shall fail to make any payment in respect of “Indebtedness”, as defined in the Credit Agreement, having singly or in the aggregate an outstanding amount in excess of $50 million when due or within any applicable grace period;
j)a final judgment for the payment of money exceeding an aggregate of $15 million shall be rendered or entered against the Applicant and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed or contested in good faith;
k)the occurrence of any of the events noted in this paragraph 7 with respect to any Person which may from time to time (and only during such time) guarantee or provide collateral security in respect of any Obligations of Applicant to Bank, if applicable; or
l)without limiting any other Event of Default hereunder, the occurrence of an "Event of Default" under the Credit Agreement;
then Bank may require cash collateral as described in paragraph 6, above; provided that if any Event of Default described in paragraph 7(d) shall occur and be continuing, then such cash collateral and all other Obligations shall become due and payable automatically and immediately.
Applicant irrevocably confirms that Bank and each of its affiliates are hereby authorized, from and after the occurrence of an Event of Default that is continuing, to set-off and apply any and all deposits (at any time held) and other indebtedness in any currency at any time owing by Bank or any of its affiliates to or for the credit or the account of Applicant against any and all Obligations of Applicant now or hereafter existing under this Agreement irrespective of whether or not Bank shall have made demand under this Agreement and despite such deposit, indebtedness, or Obligations being unmatured or contingent. Such rights of Bank under this paragraph 7 are in addition to all other rights and remedies which Bank may have at law, in equity, or otherwise.
8.Applicant agrees to reimburse Bank for, and to indemnify and hold Bank and its respective officers, directors, employees, agents, advisors, controlling Persons, members and successors and assigns (each, an “Indemnified Person”) harmless from and against, any and all claims, liabilities, damages, losses, costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing collectively referred to as “Losses”), incurred or suffered by such Indemnified Person under or in connection with any Credit (including in connection with issuing a Credit in the name of, for the account of, or to otherwise support obligations of, any of Applicant’s subsidiaries or affiliates or with respect to the issuance of a Credit in electronic form), or any matter contemplated hereby or by any Application, except in each case to the extent any such Loss is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly from such Indemnified Person’s gross negligence or willful misconduct. Such Losses shall include, but shall not be limited to, all such incurred or suffered by an Indemnified Person in connection with (a) Bank’s exercise of any right or remedy granted to it hereunder, (b) any claim and the prosecution or defense thereof arising out of or in any way connected with any Credit, any Drawing, or this Agreement, (c) any transaction or dispute between Applicant and any Beneficiary of any Credit or between Bank and any Beneficiary of any Credit, (d) the collection of any of the obligations of Applicant hereunder, (e) the enforcement of any of Bank’s rights hereunder or under any Credit, (f) any withholding made by Bank, or any refusal of Bank to make a payment, or any delay by Bank in making a payment, and regardless of whether the initiating party thereof is Applicant, a third party to whom a payment (with respect to which Bank has made withholding, or refused or delayed payment) is due, or otherwise, and (g) any of the other events or circumstances referred to herein. Applicant’s obligations to indemnify Bank hereunder shall remain operative and in full force and effect regardless of the termination of this Agreement, the expiration of any Credit or the consummation of the transactions contemplated thereby. In furtherance of, and not in limitation of, the foregoing, Applicant hereby irrevocably confirms to Bank that it is and will be liable, as a primary obligor and not merely as a guarantor or surety, for reimbursement and other obligations owing to Bank in respect of any Credit issued by Bank at the request of Applicant for any entity or party other than Applicant. Applicant shall pay all amounts due under this paragraph 8 within five business days after demand.
9.(a) If Bank agrees that a Credit shall be subject to local law in the country or state of the beneficiary of such Credit (resulting in the application of the laws of any other jurisdiction other than the State of New York), then, in addition to (and not as a limitation of) Applicant's other obligations to Bank in respect to such Credit, Applicant agrees to further reimburse Bank, indemnify Bank, and hold Bank harmless from and against any Losses that arise or that Bank incurs in connection with such other law, including all Losses associated with an obligation to make payment after the stated expiry date of such Credit; and (b) in the event Applicant requests and Bank agrees that a Credit, or any part thereof, be issued in a foreign language, then Applicant agrees to indemnify Bank from any and all Losses associated with errors in translation of such Credit or any documents presented thereunder.
10.The obligation of Applicant to make payments under this Agreement in a particular currency (the “Applicable Currency”) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment or otherwise, which is expressed in or converted into any currency other than the Applicable Currency, except to the extent that such tender or recovery results in the actual receipt by Bank of the full amount of the Applicable Currency payable under this Agreement. Applicant shall indemnify Bank for any shortfall and Applicant’s obligation to indemnify Bank and make payments in the Applicable Currency shall be enforceable as an alternative or additional cause of action to the extent that such actual receipt is less than the full amount of the Applicable Currency expressed to be payable hereunder, and shall not be affected by judgment being obtained for other sums due hereunder. Without limiting the previous sentences of this paragraph, if, for purposes of obtaining judgment in a court or tribunal in any jurisdiction, it is necessary to convert amounts due hereunder in the Applicable Currency into a second currency then such conversion shall be made at the rate of exchange quoted by the branch/agency of Bank set out in the applicable Application at 10:00 a.m. New York City time on the business day immediately prior to the date of judgment. Further, as a separate obligation, Applicant will pay Bank any additional amount over and above that determined using the rate of exchange cited above if the rate of exchange used at the date of payment to Bank is less favorable to Bank than it was at the date of judgment in instances in which Bank is required to convert the amount of any judgment into the amount of any obligation Applicant may owe at any time.
11.In the event Applicant applies from time to time hereafter for any extension of the expiry date or for any renewal or increase in the amount of any Credit or any other modification of its terms or if any Credit automatically renews or extends in accordance with its terms, this Agreement shall continue in force and apply to such Credit as so extended, renewed, increased or otherwise modified and to any action taken by Bank or its agents or correspondents in accordance with such extension, renewal, increase or other modification.
12.Applicant may request that a Credit be issued in electronic format and instruct Bank to accept Drawings or other documentation in electronic format; provided that Bank (a) is not obligated to issue a Credit in any particular form including electronic form, (b) may use its electronic signature in issuing any such Credit, (c) may receive Drawings and other documents in an electronic format, (d) may rely on electronic signatures from Applicant or Beneficiary (or Persons purporting to act on their behalf) without further inquiry as to such electronic signature’s sufficiency or authenticity, and (e) is not obligated to verify that electronically presented data has not been altered in any way, including additions, deletions, or other changes thereto. Bank has no additional duties or obligations except as otherwise set out in this Agreement with respect to any electronic issuance of Credits or electronic Drawings or other documentation including any liability for the genuineness or enforceability of any electronic presentations.
13.Applicant represents and warrants, both as of the date of this Agreement and as of the date of each request for issuance, increase or extension of a Credit, that: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization with the power and authority to carry on its business; (b) its execution, delivery and performance of this Agreement and each Application (i) are within its powers and have been duly authorized, (ii) do not contravene its by-laws, articles of incorporation, or other governing or organizational documents, (iii) do not contravene any contractual restriction binding upon it or any of its properties, the contravention of which would reasonably be expected to have a material adverse effect upon it, (iv) do not violate any applicable law, rule or regulation (including the Employee Retirement Income Security Act of 1974 (“ERISA”)) or any order, writ, judgment, decree, award or permit of any arbitration tribunal, court or other governmental authority applicable to it or any of its properties, (v) do not require any notice, filing or other action to or by any governmental authority (other than those that have been made or obtained and are in full force and effect), and (vi) constitute private rather than public or governmental acts and neither it nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process under the laws of the State of New York or the laws of its jurisdiction of organization; (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforceability of creditors' rights generally and general principles of equity; (d) it is in compliance with all applicable laws, rules and regulations binding upon it (including ERISA), except to the extent that the failure to comply therewith would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect or prevent it from performing its obligations hereunder; (e) the issuance, increase, and extension of each Credit hereunder is lawful under all applicable economic and trade sanctions, export controls laws, import laws, anti-boycott laws, anti-bribery and corrupt practices laws, and anti-money laundering laws (including the laws of (i) the United States regarding sanctions and export controls administered and enforced by the U.S. Department of the Treasury's Office of Foreign Assets Control or any other department or agency, (ii) the United Nations Security Council,

(iii) Canada, (iv) the European Union, (v) His Majesty's Treasury of the United Kingdom, or (vi) other relevant governmental authority having jurisdiction over it, in each case with respect to clauses (e)(i) through (e)(vi), applicable to prohibited transactions and unauthorized dealings with sanctioned countries, territories, vessels, or Persons), and would not result in any violation of any such laws by Bank or its affiliates; (f) there is no pending or threatened action or investigation which is reasonably likely to materially adversely affect its financial condition, business or assets or which purports to affect the validity or enforceability of this Agreement, any other agreement supporting or securing this Agreement, or any Credit; (g) it is not required to be registered as an investment company within the meaning of the Investment Company Act of 1940, or, directly or indirectly, controlled by or acting on behalf of any party which is required to be registered as an investment company; (h) under laws in effect on the date hereof, it will not be required to make any deduction or offset from any payment it may make hereunder, and if it learns of any change requiring any such deduction or offset it will promptly notify Bank thereof; (i) as of the date hereof, the written information furnished by it to Bank in connection with this Agreement (other than projections, information of a general economic or industry specific nature or information or data prepared by a third party), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (j) immediately after giving effect to the issuance of any Credit (or any increase or extension thereof), no Event of Default has occurred and is continuing or would exist with the giving of notice or lapse of time or both.
14.Applicant will (a) comply with all laws, rules and regulations (including ERISA) now or hereafter applicable to Applicant, its properties, any Credit or transactions related to such Credit, except where the failure to do so would not reasonably be expected to have a material adverse effect upon it, (b) comply with all laws, rules and regulations referred to in paragraph 13(e), above, applicable to it, its subsidiaries, or its and their respective directors, officers, employees or agents from time to time and not cause any Credit to be issued or used (i) to fund, finance or facilitate any activities, business or transaction of or with any Person that is the target of any such law, rule, or regulation or in any country or territory that is the subject of thereof or (ii) in furtherance of an offer, payment or giving of money or anything else of value to any Person in violation of any such law, rule, or regulation applicable to it, its subsidiaries, or its and their respective directors, officers, employees or agents from time to time, (c) maintain in effect and enforce policies and procedures designed to ensure compliance by Applicant and its subsidiaries, and its and their respective directors, officers, employees or agents, with all laws, rules and regulations referred to in paragraph 13(e), above, applicable to it or them, including anti-money laundering laws, rules and regulations (such as those promulgated by or under the USA PATRIOT Act (as defined below) and the U.S. Bank Secrecy Act of 1970), (d) promptly notify Bank in writing upon obtaining knowledge of the occurrence of any Event of Default or any event which with notice or lapse of time or both would constitute an Event of Default, (e) deliver to Bank, promptly after request from time to time, annual and quarterly financial statements (unless Applicant is required to file, and timely files (without giving effect to any extension), regular annual and quarterly financial statements with the U.S. Securities and Exchange Commission (or any successor thereto) pursuant to the United States Securities Exchange Act of 1934) and such other information concerning Applicant’s financial condition, business affairs and operations as Bank may reasonably request, and (f) permit Bank to inspect Applicant’s books and records on reasonable notice during regular business hours.
15.(a) This Agreement shall become effective on the date when each of the following conditions is satisfied (or waived in accordance with paragraph 18):
    (i) Bank shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party;
    (ii) Bank shall have received a favorable written opinion (addressed to Bank and dated as of the date hereof) of Stoel Rives LLP, counsel to Applicant, covering existence, good standing, power and authority, due authorization, execution and delivery, enforceability, and non-contravention, such opinions to be rendered under New York, Oregon and United States Federal law and covering such other matters relating to Applicant, its organizational documents, this Agreement, or the transactions contemplated hereby as Bank shall reasonably request;
    (iii) Bank shall have received a certificate signed by an authorized officer of Applicant certifying that (A) the representations and warranties set forth in paragraph 13 hereof are true and correct as of the date hereof, and (B) as of the date hereof, no Event of Default, or other event or condition which upon notice, lapse of time, or both would become an Event of Default, has occurred and is continuing;
    (iv) Bank shall have received such documents and certificates as Bank may reasonably request relating to the organization, existence, and good standing of Applicant, the authorization of the transactions contemplated hereby, and any other matters relevant hereto, all in form and substance reasonably satisfactory to Bank, including resolutions (or comparable evidence of authority) authorizing the execution, delivery, and performance of this Agreement by Applicant and an incumbency certificate of Applicant certifying as to the incumbency and specimen signatures of officers of Applicant authorized to execute and deliver this Agreement and any other documentation required in connection herewith;
    (v) Applicant shall have received all consents and approvals (including any applicable credit facility or indenture) required in connection with the execution and delivery by Applicant of this Agreement or in connection with the consummation of the transactions contemplated hereby, and Bank shall have received satisfactory evidence of the same;
    (vi) Bank shall have received all fees and other amounts due and payable under this Agreement on or prior to the date hereof, and, to the extent invoiced at least two business days prior to the date of this Agreement, reimbursement or payment of all expenses required to be reimbursed or paid by Applicant hereunder; and
    (vii) Bank shall have received all documentation and other information regarding Applicant requested by Bank in connection with applicable “know your customer” and anti-money laundering rules and regulations.
(b) Notwithstanding the preceding paragraph 15(a) or any other provision of this Agreement, Applicant acknowledges and agrees that the credit facility evidenced hereby is uncommitted and Bank and any other branch of The Toronto-Dominion Bank or any of its affiliates, in their sole discretion, may decline to issue, increase, extend, or otherwise amend any Credit hereunder for any reason, in each case without any liability on the part of Bank or any such branches or affiliates.
16.In this Agreement: (a) the term “Agreement” means this Reimbursement Agreement and Continuing Indemnity Relating to Standby Letters of Credit/Letters of Guarantee, as the same may be amended, supplemented or otherwise modified from time to time; (b) the term “including” means “including without limitation”; (c) the term “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, government (including any subdivision, agency, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the United Nations or the European Union) or other entity; (d) unless the context requires otherwise, references herein to paragraphs or sections shall be construed to refer to paragraphs or sections of this Agreement; (e) references to any laws, rules, or regulations include any amendments thereto or successor or replacement laws, rules, or regulations; and (f) references to actions Bank “may” take or omit to take mean “may in its sole discretion”.
17.Bank may, in its sole discretion, arrange for one or more Credits requested hereunder to be issued by any other branch of The Toronto-Dominion Bank or any of its affiliates, in which case the term “Bank” shall include such other branch or affiliate with respect to each Credit issued by such other branch or affiliate.

18.This Agreement shall be binding upon Applicant and upon its heirs, executors, administrators, successors and assigns and each of them and shall inure to the benefit of Bank, and its successors and assigns. Applicant shall not assign or otherwise transfer any of its rights or obligations under this Agreement without Bank’s prior written consent. Bank shall not assign or otherwise transfer its rights and obligations under this Agreement, in whole or in part, without the Applicant’s prior written consent, which shall not be unreasonably (a) withheld, (b) delayed, or (c) conditioned, except (i) after the occurrence of an Event of Default that is continuing or (ii) as part of a merger or acquisition of Bank. Bank may grant participations in its rights and obligations under this Agreement or any Credit, in whole or in part, without the consent of Applicant, provided that (i) Bank’s obligations under this Agreement shall remain unchanged, (ii) Bank shall remain solely responsible to Applicant for the performance of such obligations and (iii) Applicant shall continue to deal solely and directly with Bank in connection with Bank’s rights and obligations under this Agreement. Applicant acknowledges that information pertaining to Applicant as it relates to this Agreement or any Credit may be disclosed to actual or prospective participants, transferees or assignees subject to paragraph 27, below. This Agreement shall not be construed to confer any right or benefit upon any Person other than Bank, the Indemnified Persons and Applicant and their respective successors and permitted assigns, and no such Person shall be deemed a third-party beneficiary hereof. Any provision of this Agreement which is void or unenforceable shall be ineffective to the extent void or unenforceable and shall be severable from the other provisions hereof and this Agreement shall be interpreted as if such provision were not included herein. None of the terms of this Agreement shall be amended, waived, or otherwise modified except in writing signed by Bank and Applicant and any waiver by Bank shall not constitute any further waiver. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior or simultaneous agreements, written or oral, with respect to the subject matter hereof. All rights and remedies of Bank and all obligations of Applicant under or in connection with this Agreement and any other documents delivered in connection with this Agreement are cumulative and in addition to those provided or available at equity or under any applicable law.
19.All notices and other communications hereunder shall be sent, (a) if to Applicant, to its address or email address indicated on its signature page to this Agreement, and (b) if to Bank the address of Bank as set forth on the applicable Credit, or as to either of the foregoing, to such other address or email address as it may notify to the other party hereto in writing. Each such notice shall be delivered by hand, fax, overnight courier or certified mail, return receipt requested. No such notice shall be effective until actually received, unless the intended recipient fails to maintain, or fails to notify, the other party of any relevant change of its name, address, or emails address), in which case such notice shall be effective when sent in accordance with this Agreement.
20.EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY APPLICATION OR INSTRUCTION, OR ANY CREDIT.
21.(a) This Agreement and the rights and obligations of the parties under or in connection with this Agreement shall be governed by and subject to the laws of the State of New York applicable to contracts made and to be performed in such State (including New York General Obligations Law Section 5-1401) and applicable federal laws of the United States of America. In the event that the law of a state or country other than the State of New York has expressly been chosen to govern a Credit, Applicant shall be obligated to reimburse Bank for payments made under such Credit if such payment is justified under New York law or such other law.
(b) Each Credit may be expressly made subject to or otherwise incorporate, as appropriate and as agreed by Applicant, the applicable Beneficiary, and Bank prior to the issuance of such Credit, (i) the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600 (“UCP 600”), (ii) the Uniform Customs and Practice for Documentary Credits (UCP

600) Supplement for Electronic Presentations (“eUCP”) Version 2.0, (iii) the International Standby Practices (ISP98), ICC Publication No. 590 (“ISP 98”), or (iv) the Uniform Rules for Demand Guarantees, ICC Publication No. 758 (“URDG”), in each case including any amendments thereto (each of UCP 600, eUCP, ISP98, or the URDG, as applicable, being “Rules”). Bank’s rights and remedies under the applicable Rules shall be in addition to, and not in limitation of, those expressly provided herein.
(c) To the extent permitted by applicable law, (i) this Agreement shall prevail in case of conflict with the applicable Rules or the Uniform Commercial Code, as in effect from time to time in the applicable jurisdiction (the “UCC”) and (ii) the applicable Rules shall prevail in case of conflict between such Rules and the UCC.
22.Applicant consents and submits to the non-exclusive jurisdiction of any state or federal court sitting in New York County, in the State of New York, for itself and in respect of any of its property, in any action or proceeding arising under or in connection with this Agreement or any Credit. If the law of any jurisdiction other than the State of New York has been chosen to govern a Credit or governs in the absence of an express choice of governing law, Applicant also consents and submits to the non-exclusive jurisdiction of any court sitting in such jurisdiction, in any action or proceeding arising under or in connection with this Agreement or such Credit. Applicant agrees not to bring any action or proceeding against Bank that arises under or in connection with this Agreement or any Credit in any court or other forum not described in the first sentence of this paragraph. Applicant waives any objection to venue or any claim of forum non conveniens with respect to any action or proceeding in any court described in this paragraph. Applicant agrees that any service of process may be served upon it by Bank by mail or hand delivery if sent to the address for notices to Applicant under this Agreement. Nothing in this Agreement shall affect Bank’s right to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Applicant in any other jurisdiction. Applicant agrees that final judgment against it in any action or proceeding shall be enforceable in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified copy of which shall be conclusive evidence of the judgment.
23.Bank hereby notifies Applicant that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”), it is required to obtain, verify and record information that identifies each applicant, borrower, guarantor or grantor (the “Loan Parties”), which information includes the name and address of each Loan Party and other information that will allow such Bank to identify such Loan Party in accordance with the USA PATRIOT Act.
24.Applicant acknowledges that this Agreement is, and each Credit will be, entered into for commercial purposes of Applicant. To the extent that Applicant or any of its assets has or hereafter acquires any right of sovereign or other immunity from or in respect of any legal proceedings to enforce or collect upon any Obligations hereunder or any other agreement relating to the transactions contemplated herein, Applicant hereby irrevocably waives any such immunity and agrees not to assert any such right or claim in any such proceeding.
25.This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law.
26.This Agreement is a continuing agreement and shall remain in full effect until the earlier of (a) receipt by Bank of written notice of termination from Applicant specifically referring to this Agreement or (b) delivery by Bank to Applicant of a written notice of termination specifically referring to this Agreement (which notice may be delivered without regard to whether any Event of Default exists). Termination shall not release Applicant from any liability for Obligations (including contingent Obligations) existing on the date of such receipt or delivery of the termination notice, as applicable, or resulting from or incidental to a Credit issued on or before such date or issued pursuant to a commitment of Bank existing on such date. Upon termination of this Agreement, Applicant shall cease to request the issuance of any further Credits hereunder or any increase or extension of any outstanding Credit hereunder. Provisions of this Agreement relating to taxes, indemnities, payment of costs and expenses, exculpations and limitations on liability, waivers of immunity, jurisdiction, and waiver of trial by jury shall survive any termination of this Agreement, expiration of any Credit, and irrevocable and final payment of all the Obligations.
27.Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its other branches and its affiliates and their directors, officers, employees and agents, including accountants, legal counsel and other advisors (collectively, "Representatives") (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested of Bank or any Representative by any banking, financial, securities or other supervisory, regulatory, self-regulatory or governmental authority, (c) to the extent required by applicable laws, rules, or regulations or by any subpoena or similar legal process or court order, (d) in connection with the enforcement of, or the exercise of any remedies under, this Agreement or in connection with any court proceeding related to this Agreement or any underlying transaction, (e) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (f) with the consent of the Applicant, or (g) to the extent such Information (1) becomes publicly available other than as a result of a breach of this paragraph or (2) becomes available to the Bank on a nonconfidential basis from a source other than the Applicant. For the purposes of this paragraph, “Information” means all information received from the Applicant relating to the Applicant or its business, other than any such information that is available to Bank on a nonconfidential basis prior to disclosure by the Applicant.
[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

APPLICANT:

                        NORTHWEST NATURAL GAS COMPANY

                    By:    /s/ Brody J. Wilson
Name: Brody J. Wilson
Title:    Vice President, Treasurer, Controller, and Chief Accounting Officer

Address: Northwest Natural Gas Company
         250 SW Taylor Street
         Portland, OR 97204
         Attn: Brody J. Wilson,
Vice President, Treasurer, Controller, and Chief Accounting Officer

BANK:

THE TORONTO-DOMINION BANK,
NEW YORK BRANCH

By:     /s/ Betty Chang
Name: Betty Chang
Title: Authorized Signatory

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